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                                                                    Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Fiserv, Inc. on Form S-4 of our report dated January 31, 1997, incorporated by reference in the Annual report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1996. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
March 14, 1997